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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made on November 10, 2005, between FAMILY HOME HEALTH SERVICES INC., a Nevada corporation, of 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170-1694 ("Borrower"), and COMERICA BANK, a Michigan banking corporation, of 500 Woodward Avenue, Detroit, Michigan 48226 ("Bank") to set forth the terms and conditions for certain loans from Bank to Borrower.

1. DEFINITIONS. In this Agreement all capitalized terms used without a separate definition shall have the meanings given to them in the attached Schedule of Defined Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

2. LOAN AND COLLATERAL.

     2.1 LINE OF CREDIT. The Bank will make available to the Borrower, and the Borrower may borrow from the Bank, and repay and reborrow, an amount up to a maximum principal amount at any one time outstanding of One Million Three Hundred Thousand Dollars ($1,300,000) ("Line of Credit") at any time prior to the Bank's demand for payment in full of the Line of Credit, when the unpaid balance will be due and payable; provided that borrowings under the Line of Credit shall at no time exceed the maximum allowable under the Advance Formula (defined below). The Line of Credit shall bear interest and be payable in the amounts at the times and subject to the terms and provisions of the Master Revolving Note in the original principal amount of One Million Three Hundred Thousand Dollars, dated as of the same date as this Agreement, made by the Borrower in favor of the Bank (the "Note"). Advances under the Line of Credit shall be made only in the Bank's sole discretion. This Agreement shall not be construed to be the Bank's commitment to make any advance under the Line of Credit at any time or in any amount.

     2.2 ADVANCE FORMULA. The total of outstanding advances to the Borrower under the Line of Credit shall at no time exceed Seventy Percent (70%) of the Borrower's Eligible Accounts ("Advance Formula") and any amount outstanding in excess of the Advance Formula shall be immediately payable without notice or demand.

     2.3 USE OF LOAN PROCEEDS. The Borrower will use the proceeds of the Line of Credit solely for the purpose of financing its working capital and general business requirements and the Borrower will not require any additional financing for such purpose(s).

     2.4 BORROWING PROCEDURE. The Borrower may request an advance under the Line of Credit on any day the Bank is open for business. The Bank will promptly make the advance available to the Borrower by crediting the Borrower's general deposit account number 1851866325 in the amount requested, or in such other manner as the Borrower shall request in writing, unless:

          2.4.1 The Bank's commitment to the Borrower under the Line of Credit has expired.

          2.4.2 The requested advance, when added to all of the Borrower's unpaid advances, would cause the unpaid principal balance of the Line of Credit to exceed the lesser of the amount of the Line of Credit or the maximum amount allowable under the Advance Formula described in Section 2.2 above.

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          2.4.3 The Bank has not been furnished with sufficient reports or other information required by the Bank to determine the Borrower's eligibility for the requested advance.

          2.4.4 The Bank has not been furnished with current documentation satisfactory to the Bank of the Borrower's authority to borrow.

          2.4.5 Any Event of Default has occurred. (The Bank reserves the right to require the Borrower to certify that no Event of Default has occurred as of the date of any advance under the Line of Credit).

     2.5 COLLATERAL. As security for the performance of the Borrower's obligations in connection with the Line of Credit, whether under this Agreement, the Note or otherwise, the Borrower has granted to the Bank a security interest in (a) Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, and Supporting Obligations, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing, (b) all account balances of the Borrower from time to time deposited with the Bank, and (c) all property of the Borrower from time to time in the possession of the Bank. The Line of Credit and the other obligations of the Borrower under this Agreement are also secured by any mortgage, security agreement, pledge, assignment or other agreement issued by the Borrower from time to time for the benefit of the Bank. The term "Collateral" shall mean all property securing the Line of Credit and the Borrower's other obligations.

     2.6 GUARANTORS. Payment and performance of the Line of Credit shall be guaranteed jointly and severally by Kevin Ruark and James Pilkington pursuant to a Guaranty in form and substance satisfactory to Bank.

     2.7 FEE. Borrower shall pay the Bank an origination fee of Six Thousand Five Hundred Dollars ($6,500) with respect to the Line of Credit.

3. CONDITIONS TO LOAN. The obligation of the Bank to make the Line of Credit available is subject to the following conditions:

     3.1 LOAN DOCUMENTS. The Bank shall have received and recorded or filed (as appropriate) executed copies of all loan documents, including, without limit, the Note, all required security agreements, mortgages, assignments and financing statements covering the Collateral and all guaranties and subordination agreements (the "Loan Documents").

     3.2 COMMITMENT LETTER. The Bank shall have determined that all conditions set forth in the Bank's letter offering the Line of Credit, dated October 28, 2005 (the "Commitment Letter"), have been satisfied, including, without limit, the payment of all required fees and expenses.

     3.3 ADDITIONAL DOCUMENTS. The Bank shall have received such other documents, instruments and certificates as the Bank deems necessary.

4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank, as long as the Line of Credit remains outstanding, as follows:

     4.1 EXISTENCE AND AUTHORITY. The Borrower is a corporation, duly organized and validly existing under the laws of the State of Nevada. The person or persons executing this Agreement have full

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power and complete authority to execute this Agreement and all related documents and, when executed, this Agreement and all related documents will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms. The Borrower is authorized or registered to conduct business in each jurisdiction where its business or properties require such authorization or registration. The Borrower has no subsidiaries.

     4.2 BUSINESS AND LOCATION. The Borrower is in the business of providing home healthcare services, its chief executive office is 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170-1694, and the Borrower's business locations and subsidiaries are set forth on the attached Schedule 4.2.

     4.3 NO LITIGATION. There are no pending or to the Borrower's knowledge threatened suits or proceedings before any court, governmental agency, regulatory body, or administrative tribunal to which the Borrower is a party or by which its property may be effected and which may result in any material change in the financial condition of the Borrower or the Collateral.

     4.4 FINANCIAL CONDITION. The Borrower has furnished to the Bank current financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of the Borrower on the dates thereof. Further, there has been no material adverse change in the business, property or condition of the Borrower since the date of the most recent financial statements that the Borrower has furnished to the Bank, and the Borrower is not in default of any other indebtedness or material obligation. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceeds its liabilities, and the Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement or the Loan Documents.

     4.5 TITLE. The Borrower has good and marketable title to all property (tangible and intangible) necessary for the proper and efficient operations of the Borrower's business, free from all liens and encumbrances, except those described in writing, and acceptable to Bank.

     4.6 TAXES. The Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Agreement and the Borrower has paid all taxes, withholdings, assessments and other governmental charges that are due and payable prior to the date of this Agreement.

     4.7 GOVERNMENTAL AND NON-GOVERNMENTAL REQUIREMENTS. The Borrower has obtained all licenses, permits, authorizations, consents or approvals from each governmental authority and has obtained or will obtain all licenses, authorizations, consents, approvals or franchises from each non-governmental entity necessary for the operation of the Borrower's business and all such licenses, permits, authorizations, consents or approvals are, or upon obtaining thereof, will be, in full force and effect.

     4.8 COMPLIANCE WITH LAW. The Borrower has complied with all applicable laws, rules, regulations and orders relating to the Borrower or any aspect of the Borrower's business or assets, including, without limit, all environmental laws, rules, regulations and orders. The Borrower agrees to indemnify and hold the Bank harmless from any and all violations by the Borrower of any laws, rules, regulations and/or orders.

     4.9 SURVIVAL. All warranties and representations of the Borrower contained in this Agreement shall survive the execution of this Agreement and any advances made under this Agreement.

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5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, as long as the
Line of Credit remains outstanding, the Borrower shall:

     5.1 FINANCIAL CONDITION REQUIREMENTS. Maintain the following as of the end of each fiscal quarter for the Borrower combined with all of its subsidiaries or affiliates having indebtedness to the Bank, as determined and/or calculated in accordance with generally accepted accounting principles consistently applied:

          5.1.1 A tangible effective net worth of not less than Nine Hundred Thousand Dollars ($900,000), increasing by Five Hundred Thousand Dollars ($500,000) as of the last fiscal quarter of each fiscal year. Tangible effective net worth is defined as total assets minus intangible assets minus total liabilities plus subordinated debt. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discounts, underwriting expenses, organization expenses, prepaid accounts receivable, all other intangibles, and accounts and notes due from officers, shareholders, members, partners and affiliated entities.

          5.1.2 A fixed charge coverage ratio of not less than 1.25 to 1.00. Fixed charge coverage ratio is defined as the ratio of (i) net income plus interest, depreciation and amortization expense to (ii) the sum of taxes, rent/operating lease expense, dividends and distributions, interest expense, and principal paid or payable on funded debt.

     5.2 BOOKS AND REPORTS. Maintain a proper accounting system in accordance with generally accepted accounting principles, consistently applied, and furnish the reports specified below, in form and detail satisfactory to the Bank (in each case, such reports shall be certified by an authorized individual on behalf of the Borrower).

          5.2.1 Management-prepared financial statements of the Borrower including balance sheet, income, cash flow and retained earnings statements within forty five (45) days after the end of each fiscal quarter.

          5.2.2 Financial statements of the Borrower including balance sheets, income, cash flow and retained earnings statements within one hundred twenty
(120) days after the end of each fiscal year, with an unqualified audit opinion from certified public accountants acceptable to the Bank.

          5.2.3 Covenant compliance certificate within forty five (45) days after the end of each fiscal quarter showing the Borrower's calculation of its compliance with the financial covenants set forth in Section 5.1.

          5.2.4 Monthly borrowing base reports within twenty (20) days after the end of each month, including a report of Accounts and accounts payable agings and listings.

          5.2.5 Audits of the Accounts of Coastal Health Care Solutions and Physical Therapy Rehabilitation Services, Inc. by the Bank's representatives at the Borrower's cost after acquisition by the Borrower.

          5.2.6 Annual projections within thirty (30) days before the first day of each fiscal year.

     5.3 NOTICE OF ADVERSE EVENTS. Promptly notify the Bank in writing of any Event of Default or institution of any litigation, administrative proceeding or lien filed by governmental authorities or other

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proceeding or occurrence which may have a material adverse effect on the
Borrower's business, property or financial condition.

     5.4 INSPECTIONS; COMPLIANCE. The Borrower shall permit Bank and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information, with respect to any of the Collateral or any Account Debtor as Bank is entitled to make or obtain under the Security Agreement, and shall reimburse Bank on demand for all costs and expenses incurred by Bank in connection with such inspections and audits.

     5.5 EXISTENCE AND IDENTITY. Maintain and keep in full force and effect the Borrower's existence under the laws of the state of its organization, and continue its business as presently conducted. The Borrower shall not change the legal format under which the Borrower was organized nor sell all or substantially all of its property or merge the Borrower's business, in whole or in part, without the prior written consent of the Bank. The Borrower shall give the Bank prompt written notice of any change in location of its chief executive office or any other place of business.

     5.6 INSURANCE. Maintain and keep in effect at all times the following insurance coverages, in addition to any insurance required under any other loan document, and provide evidence of insurance to the Bank in form satisfactory to it:

     a. All-risk hazard insurance for fire and extended coverage insurance. The policy must be in the amount of the Line of Credit, or the full replacement cost of the property and improvements, whichever is greater, but in no event less than one hundred percent (100%) of the insurable value. The insured premises must be described by the street address of the property. The hazard insurance policy must contain replacement cost, inflation-guard, vandalism and malicious mischief endorsements.

     b. Comprehensive general liability and property damage insurance with initial limits of at least $1,000,000/$1,000,000 for bodily injury and $1,000,000 for property damage.

     c. Business interruption insurance in an amount to cover at least a twelve (12) month period.

     d. All insurance policies shall be in such amounts, upon such terms and in such form as shall be acceptable to the Bank, and shall be carried with insurers acceptable to the Bank. The Bank's failure to request copies of such coverage or failure to approve such shall not be a waiver of the Bank's future right to enforce the terms of this Section. All insurance policies shall be furnished to the Bank upon its request. Where the Bank can be insured as a mortgagee or loss payee (with a Bank's loss payable endorsement) because of its security interest, such endorsement shall be attached to the policies. All policies shall require at least thirty (30) days prior written notice to the Bank of cancellation or modification.

     5.7 TAXES. Promptly pay all taxes, withholdings, levies and assessments due to all local, state and federal agencies, and if requested by the Bank, submit to the Bank copies of any and all federal or state or local tax returns evidencing the computation and the payment of such taxes.

     5.8 ERISA COMPLIANCE. Meet current funding requirements for qualified employee benefit plans as required by law or regulations.

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     5.9 ENVIRONMENTAL COMPLIANCE. Ensure that the Borrower's real property, whether owned or leased, complies in all respects with all applicable environmental laws, notify Bank promptly and in reasonable detail in the event that the Borrower becomes aware of the presence of hazardous materials or a violation of any environmental law at the Borrower's real property, conduct all required clean-up, closure or other remediation of any condition necessary to maintain compliance with all applicable environmental laws, and keep the such property free of any lien imposed pursuant to any applicable environmental law.

     5.10 NO DEFAULT CERTIFICATE. Furnish to the Bank, within ten (10) days after request by the Bank, a certificate of the Borrower stating that no Event of Default has occurred or, if an Event of Default has occurred, stating its nature, how long it has existed and what action the Borrower proposes to take with respect to the Event of Default.

     5.11 MANAGEMENT. Continue to be managed and operated by the present management.

     5.12 OTHER INFORMATION. Promptly furnish to the Bank such other information, documents or certificates regarding the operations, business affairs and financial condition of the Borrower as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents to inspect, confirm and copy all of the books, records and properties of the Borrower at any reasonable time.

6. NEGATIVE COVENANTS. The Borrower covenants and agrees that, as long as the Loan(s) remain(s) outstanding, the Borrower shall not:

     6.1 ACQUIRE FIXED ASSETS. Acquire fixed assets in any twelve (12) month period for a cost which exceeds, in the aggregate, Five Hundred Thousand Dollars ($500,000).

     6.2 BORROWINGS; GUARANTIES. Borrow money, incur or remain obligated for any indebtedness; sell accounts; act as guarantor on any loan or other obligation; or subordinate any obligation due the Borrower to any other claim.

     6.3 CREATE LIENS. Mortgage, assign, hypothecate, encumber, or in any manner create, suffer or permit liens on its property, except liens in favor of the Bank, and except for liens that have been disclosed in writing by the Borrower to the Bank prior to the date of this Agreement and consented to by the Bank and liens incurred in the ordinary course of business for current non-delinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

     6.4 TRANSFER ASSETS. Except for sales of inventory and the disposition of obsolete or worn-out machinery and equipment in the ordinary course of business, sell, lease, transfer, assign or otherwise dispose of any of the Borrower's property.

     6.5 ORGANIZATIONAL CHANGES. Change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock.

     6.6 EXTENSION OF CREDIT; INVESTMENT. Except for trade credit or trade terms provided in the ordinary course of business, make loans, advances or extensions of credit to or make investments in or acquire ownership of any person or entity.

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     6.7 SUBORDINATED INDEBTEDNESS. Except for payments expressly permitted under the applicable subordination agreement, make or suffer on any indebtedness subordinated to the Loans any payment or take any action contrary to the terms of any applicable subordination agreement.

     6.8 MISREPRESENTATION. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished

7. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an "Event of Default" under this Agreement and, notwithstanding the terms of any note or other agreement given in connection herewith or otherwise, shall be an Event of Default under the terms of any such note or agreement:

     7.1 MONETARY. Failure by the Borrower to fully pay any amount owing to Bank, whether under this Agreement, the Note or otherwise, when due, whether by maturity, acceleration or otherwise.

     7.2 BREACH. Any failure by the Borrower, any subsidiary or affiliate, or any guarantor or subordinator to comply with, or breach by the Borrower, any subsidiary or affiliate, or any guarantor or subordinator of, any of the terms, provisions, warranties or covenants of this Agreement or any other agreement or commitment between the Borrower, any subsidiary or affiliate, and/or any guarantor or subordinator and the Bank.

     7.3 TERMINATION OF GUARANTY OR SUBORDINATION. The termination, cancellation or disclaimer of liability or enforceability of any guaranty or subordination agreement given in connection with the Line of Credit.

     7.4 FORECLOSURE. Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest against any of the Collateral.

     7.5 INSOLVENCY. The insolvency of the Borrower or any guarantor or the admission in writing of the Borrower's or any guarantor's inability to pay debts as they mature.

     7.6 MISSTATEMENT. Any statement, representation or information made or furnished by or on behalf of the Borrower or any guarantor or subordinator to the Bank in connection with or to induce the Bank to make the Line of Credit shall prove to be false or materially misleading when made or furnished.

     7.7 BANKRUPTCY. Institution of bankruptcy, reorganization, arrangement, insolvency or other similar proceedings by or against the Borrower or any guarantor; or the appointment of a receiver, custodian or trustee for the Borrower, any guarantor or any substantial portion of its assets.

     7.8 CASUALTY LOSS OR JUDGMENT. Any loss, theft, substantial damage or destruction to the Collateral, unless insured as required by this Agreement or other document; or the entry of any judgment against the Borrower or any guarantor; or the issuance or filing of any attachment, levy, garnishment or the commencement of any related proceeding or judicial process upon or in respect to the Borrower or any guarantor or the Collateral.

     7.9 TRANSFER OF ASSETS. Sale or other disposition by the Borrower or any guarantor of any substantial portion of assets or property, or death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by the Borrower or any guarantor.

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     7.10 FAILURE TO PAY. If there is any failure by the Borrower and/or any guarantor to pay when due any indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness.

     7.11 ADVERSE CHANGE. If there is a substantial change in the existing or prospective financial condition or worth of the Borrower, any guarantor or the Collateral, which the Bank in good faith determines to be materially adverse.

     7.12 INSECURITY. The Bank in good faith deems itself insecure.

8. ACCELERATION. Upon any Event of Default occurring, the Borrower's right to request advances under the Line of Credit shall be immediately terminated, and the Bank may at any time declare the Line of Credit immediately due and payable, in each case without presentment, demand, protest, notice of dishonor, notice of non-payment or other notice of any kind, all of which are waived by the Borrower.

9. REMEDIES.

     9.1 GENERAL. The Bank shall have the right to apply any or all of the Collateral held by the Bank against the Line of Credit at any time after an Event of Default. The Bank shall have all the rights and remedies provided by law or equity or by agreement of the parties, including, without limit, all of the rights and remedies of a secured party under the Michigan Uniform Commercial Code. The remedies of the Bank are cumulative and not exclusive. No delay, waiver or failure on the part of the Bank to demand strict adherence to the terms of this Agreement or any related document shall be deemed to constitute a course of conduct or waiver inconsistent with the rights herein.

     9.2 APPLICATION OF PROCEEDS. Any proceeds received by the Bank from the exercise of its remedies shall be applied as follows:

          9.2.1 First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral.

          9.2.2 Second, to all sums expended by the Bank in carrying out any term, covenant or agreement under this Agreement or any related document.

          9.2.3 Third, to the payment of the Line of Credit. If the proceeds are insufficient to fully pay the Line of Credit, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, other charges and expenses, and then to the outstanding principal balance.

          9.2.4 Fourth, any surplus remaining shall be paid to the Borrower or to any other party lawfully entitled party.

     9.3 PAYABLE UPON DEMAND. The Line of Credit is payable upon demand. Nothing contained in this Agreement or any document contemplated hereby shall be construed to prevent the Bank from making demand, without notice and with or without reason, for immediate payment of all or any part of the Line of Credit at any time or times, whether or not a Default or an Event of Default has occurred.

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10. OTHER AGREEMENTS. The Borrower shall execute and deliver to the Bank such agreements, certificates or instruments as may be reasonably required by the Bank to evidence or secure or to otherwise guaranty or subordinate obligations to the Line of Credit. All such agreements and those given in connection with any other loan, present or future, shall also constitute security for the Line of Credit, and all security given to the Bank securing the Line of Credit shall also secure all other obligations of the Borrower to the Bank.

11. INDEMNIFICATION. The Borrower shall indemnify, defend, and hold the Bank harmless from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever (including reasonable attorneys' fees and all reasonable expenses resulting from the compromise or defense of any claims) the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) (collectively "Claims") by reason of or in connection with (a) the performance of the Bank's obligations under this Agreement in accordance with this Agreement and applicable law, including, without limitation, the application of the Line of Credit proceeds, (b) any breach by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or any of the Loan Documents,
(c) the Borrower's development, construction, operation, or management of the Project, or (d) the defense against any legal action commenced to challenge the validity of this Agreement or any of the Loan Documents. In case any action or proceeding is brought against the Bank in respect of which indemnity may be sought under this Agreement, the Bank shall promptly give notice of any such action or proceeding to the Borrower and may require the Borrower, upon such notice, to assume the defense of the action or proceeding; provided that failure of the Bank to give such notice shall not relieve the Borrower from any of its obligations under this Section. Upon receipt of notice from the Bank, the Borrower shall resist and defend such action or proceeding at the Borrower's expense. The obligations of the Borrower under this paragraph shall survive the payment of the Line of Credit and the termination of this Agreement.

12. MISCELLANEOUS. The Borrower and the Bank further agree as follows:

     12.1 GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Michigan.

     12.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the permitted successors and assigns of the Borrower, and the rights and privileges of the Bank under this Agreement shall inure to the benefit of its successors and assigns. The Borrower shall not assign its rights, duties and obligations under this Agreement without the Bank's written consent, which consent may be given or withheld in the Bank's sole discretion.

     12.3 NOTICES. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number, if any set forth in this Agreement by any of the following means: hand delivery, registered or certified mail, postage prepaid, express mail or other overnight courier service, or telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.

     12.4 AMENDMENTS; RELIANCE. Any amendment of this Agreement shall be in writing and shall require the signature of the Borrower and the Bank. In making this Agreement, the Borrower is not

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relying on any oral promise or representation of the Bank or any other person with respect to any aspect of this Agreement.

     12.5 CONSENTS AND WAIVERS. No consent or waiver granted by the Bank under or in respect of this Agreement shall be effective unless it is in writing and signed by the Bank.

     12.6 PARTIAL INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

     12.7 FEES AND EXPENSES. The Borrower shall pay to the Bank all of the Bank's expenses, including reasonable attorneys' fees and expenses, and disbursements for title searches, appraisals, credit reports and other expenses, related to the preparation and/or enforcement of this Agreement and any other document evidencing and/or securing the Line of Credit. Any reference in this Agreement to attorneys' fees shall mean fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

     12.8 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LOAN(S).

     This Loan Agreement is executed and delivered on the day and year set forth above.

BANK:                                   BORROWER:

COMERICA BANK                           FAMILY HOME HEALTH SERVICES INC.


By: /s/ Timothy J. Campbell             By: /s/ James Mitchell
    ---------------------------------       ------------------------------------
Its: Vice President                     Its: CFO

Address for notices:                    Address for notices:

5th Floor, MC 3251                      801 W. Ann Arbor Trail, Suite 200
500 Woodward Avenue                     Plymouth, Michigan 48170-1694
Detroit Michigan 48226

Fax No.: (313) 222-9345                 Fax No.:

                                 LOAN AGREEMENT

                                  SCHEDULE 4.2

                       BUSINESS LOCATIONS AND SUBSIDIARIES

                                 LOAN AGREEMENT

                            SCHEDULE OF DEFINED TERMS

     "Accounts," "Chattel Paper," "Deposit Accounts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," "Inventory," "Investment Property" and "Supporting Obligations" shall have the meanings assigned to them in the UCC on the Effective Date.

     "Account Debtor" means the person who is obligated on or under an Account.

     "Eligible Account" shall mean an Account arising in the ordinary course of Borrower's business which meets each of the following requirements:

     (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

     (b) it is not owing by an Account Debtor who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to Borrower within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

     (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

     (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

     (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Borrower to Bank;

     (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

     (g) it is subject to a first priority, properly perfected security interest in favor of Bank, and it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

     (h)  it is not owing by a subsidiary or affiliate of Borrower;

     (i) it is not owing by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada, (ii) is not organized under the laws of the United States of America or Canada, or any state or province thereof, as applicable, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

     (j) it is not an Account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such Account;

                                 LOAN AGREEMENT

     (k) it is not owing by an Account Debtor for which Borrower has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

     (l) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

     (m) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Borrower are not deemed to constitute Eligible Accounts.

     An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

     "GAAP" means, as of any applicable date of determination, generally accepted accounting principles consistently applied.

     "UCC" means Public Act 174 of 1962 of the State of Michigan, as amended.

                                 LOAN AGREEMENT

(COMERICA LOGO) MASTER REVOLVING NOTE

                VARIABLE RATE-DEMAND -- OPTIONAL ADVANCES (BUSINESS AND COMMERCIAL LOANS ONLY)

  AMOUNT         NOTE DATE       MATURITY DATE   TAX IDENTIFICATION NUMBER
----------   -----------------   -------------   -------------------------
$1,300,000   November 10, 2005   ON DEMAND       02-0718322

For Value Received, the undersigned, FAMILY HOME HEALTH SERVICES INC., a Nevada corporation, promises to pay ON DEMAND to the order of COMERICA BANK, a Michigan banking corporation ("Bank"), at any office of the Bank in the State of Michigan, One Million Three Hundred Thousand Dollars (US$1,300,000) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until demand or until Default, as later defined, at a per annum rate equal to the Bank's prime rate from time to time in effect plus 0.50% per annum and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "prime rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's prime rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Unless sooner demanded, accrued interest on this Note shall be payable on the first day of each month commencing December 1, 2005. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full. At no time shall the Bank be under any obligation to make any advances to the undersigned pursuant to this Note (notwithstanding anything expressed or implied in this Note or elsewhere to the contrary, including without limit if the Bank supplies the undersigned with a borrowing formula) and the Bank, at any time and from time to time, without notice, and in its sole discretion, may refuse to make advances to the undersigned without incurring any liability due to this refusal and without affecting the undersigned's liability under this Note for any and all amounts advanced.

This Note and any other indebtedness and liabilities of any kind of the undersigned to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively "Indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any account of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of the undersigned from time to time with the Bank, by all property of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, if the undersigned has given or gives Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned unless expressly provided to the contrary in another place.

If the undersigned or any guarantor under a guaranty of all or part of the Indebtedness ("guarantor") (i) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned or any such guarantor and the Bank; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (a) if any warranty or representation made by the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (b) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (c) if there is any failure by the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (d) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (e) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned, charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned or given to it under applicable law.

The undersigned acknowledges that this Note matures upon issuance, and that the Bank, at any time, without notice, and without reason, may demand that this Note be immediately paid in full. The demand nature of this Note shall not be deemed modified by reference to a Default in this Note or in any agreement to a default by the undersigned or to the occurrence of an event of default (collectively an "Event of Default"). For purposes of this Note, to the extent there is reference to an Event of Default this reference is for the purpose of permitting the Bank to accelerate Indebtedness not on a demand basis and to receive interest at the default rate provided in the document evidencing the relevant Indebtedness. It is expressly agreed that the Bank may exercise its demand rights under this Note whether or not an Event of Default has occurred. The Bank, with or without reason and without notice, may from time to time make demand for partial payments under this Note and these demands shall not preclude the Bank from demanding at any time that this Note be immediately paid in full. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns. The undersigned waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of the undersigned. The undersigned waives all defenses or right to discharge available under
Section 3-605 of the Michigan Uniform Commercial Code and waives all other suretyship defenses or right to discharge. The undersigned agrees that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agrees that the Bank may provide information relating to this Note or relating to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The undersigned agrees to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF MICHIGAN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM, OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

                                        FAMILY HOME HEALTH SERVICES INC.


                                        By: /s/ James Mitchell
                                            ------------------------------------
                                        Its:CFO

         For Bank Use Only

                                                        ccar #

Loan officer initials   Loan group name   Obligor name
---------------------   ---------------   --------------------------------
TJC                     METRO G           FAMILY HOME HEALTH SERVICES INC.

Loan officer id. No.    Loan group no.   Obligor no.   Note no.   Amount
---------------------   --------------   -----------   --------   ----------
                                                                  $1,300,000

(COMERICA LOGO) SECURITY AGREEMENT
                (All Assets)

As of November 10, 2005, for value received, the undersigned, FAMILY HOME HEALTH SERVICES INC., a Nevada corporation, whose address is 801 W. Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170-1694 ("Debtor"), grants to Comerica Bank, a Michigan banking corporation ("Bank"), whose address is 39200 Six Mile Road, Livonia, Michigan 48152 , Attention: Commercial Loan Documentation, Mail Code 7578, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a "security interest") in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of any subsidiary of affiliate of Debtor ("Borrower") and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Borrower and/or Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees and represents as follows:

1. Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

     (a) all Accounts Receivable (for purposes of this Agreement, "Accounts Receivable" consists of all accounts; general intangibles; chattel paper (including without limit electronic chattel paper and tangible chattel paper); contract rights; deposit accounts; documents; instruments; rights to payment evidenced by chattel paper, documents or instruments; health care insurance receivables; commercial tort claims; letters of credit; letter of credit rights; supporting obligations; and rights to payment for money or funds advanced or sold),

     (b)  all Inventory,

     (c)  all Equipment and Fixtures,

     (d) all Software (for purposes of this Agreement, "Software" consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

     (e) specific items listed on attached Schedule A, if any, is/are also included in Collateral,

     (f) all goods, instruments, documents, policies and certificates of insurance, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Bank, or as to which Bank now or later controls possession by documents or otherwise, and

     (g) all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

     In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

2. Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

     2.1 Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

     2.2 At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank; (c) there are no financing statements on file, other than in favor of Bank; (d) no person, other than Bank, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business.

     2.3 Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory in the ordinary course of its business and will not return any Inventory to its supplier. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

     2.4 Debtor will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue an exclusive, perfected and first security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment of the Indebtedness.

     2.5 Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

     2.6 Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

     2.7 On each occasion on which Debtor evidences to Bank the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that except as otherwise indicated (a) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing, (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts Receivable, (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Debtor to Bank, (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor, and (f) as to each Account Receivable, except as may be expressly permitted by Bank to the contrary in another document, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings requested by Bank to perform, enforce performance of, and collect all Accounts Receivable. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Bank. Debtor shall, at Bank's request, arrange for verification of Accounts Receivable directly with account debtors or by other methods acceptable to Bank.

     2.8 Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

     2.9 If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may

          (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

     2.10 At any time and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank's security interest may be accomplished by control.

     2.11 Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

     2.12 Debtor delivers this Agreement based solely on Debtor's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Bank. Debtor assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. Debtor waives any duty on the part of Bank, and agrees that Debtor is not relying upon nor expecting Bank to disclose to Debtor any fact now or later known by Bank, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Debtor's risk or Debtor's rights against Borrower. Debtor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Bank after the financial condition of Borrower, or Borrower's ability to pay debts as they mature, has deteriorated.

     2.13 Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.

3.   Collection of Proceeds.

     3.1 Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

     3.2 Debtor agrees that immediately upon Bank's request (whether or not any Event of Default exists) the Indebtedness shall be on a "remittance basis" as follows: Debtor shall at its sole expense establish and maintain (and Bank, at Bank's option may establish and maintain at Debtor's expense): (a) an United States Post Office lock box (the "Lock Box"), to which Bank shall have exclusive access and control. Debtor expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and (b) a non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the "Cash Collateral Account") to which Bank shall have exclusive access and control. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted to the Cash Collateral Account, and Debtor, at Bank's request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account.

     3.3 All items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank's option, (a) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion, or, (b) be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor may suffer as a result of Bank's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Debtor agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney fees.

4.   Defaults, Enforcement and Application of Proceeds.

     4.1 Upon the occurrence of any of the following events (each an "Event of Default"), Debtor shall be in default under this Agreement:

          (a) Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

          (b) Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, or any other agreement or commitment between Borrower, Debtor, or any guarantor of any of the Indebtedness ("Guarantor") and Bank; or

          (c) Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Borrower, Debtor, or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

          (d) Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, Debtor, any Guarantor, or any Collateral; or

          (e) Sale or other disposition by Borrower, Debtor, or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower, Debtor, or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Debtor, or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrower, Debtor, or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Debtor, or any Guarantor; or

          (f) Bank deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or

          (g) A default shall occur under any instrument, agreement or other document evidencing, securing or otherwise relating to any of the Indebtedness.

     4.2 Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

          (a) Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

          (b) Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

          (c) Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

          (d) Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other disposition, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

          At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of Collateral pursuant to this Section 4.2, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

     4.3 Debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in the Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor. At the request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as Bank shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

     4.4 The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

     4.5 Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, Debtor, or any Guarantor and Bank.

     4.6 No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

     4.7 Debtor (a) irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (b) authorizes Bank or any agent of Bank, in its own name, at Debtor's expense, to do any of the following, as Bank, in its sole discretion, deems appropriate:

          (i) to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral (including without limit to draft against Collateral) and to endorse any item representing any payment on or proceeds of the Collateral;

          (ii) to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

          (iii) to do and perform any act on behalf of Debtor permitted or required under this Agreement.

     4.8 Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

     4.9 The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615 (f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition;
          (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys' fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9-615(f).

5.   Miscellaneous.

     5.1 Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.15 below.

     5.2 Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

     5.3 Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

     5.4 Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

     5.5 In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute an acceptance of collateral in discharge of the Indebtedness.

     5.6 Debtor waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Uniform Commercial Code in effect prior to July 1, 2001 or its successor provisions thereafter; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional

          Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

     5.7 Debtor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement.

     5.8 In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

     5.9 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

     5.10 This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Bank to any assignment by Debtor.

     5.11 If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

     5.12 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. "Uniform Commercial Code" means Act No. 174 of the Michigan Public Acts of 1962, as amended, revised or replaced from time to time, including without limit as amended by Act No. 348 of the Michigan Public Acts of 2000. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

     5.13 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

     5.14 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

     5.15 Debtor represents and warrants that Debtor's exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, a corporation organized under the laws of, and located (as determined pursuant to the Uniform Commercial Code) in, the state of Nevada.

     The Collateral is located and shall be maintained at the following locations:

     801 W. Ann Arbor Trail, Suite 200
     Plymouth, Michigan 48170-1694

     Collateral shall be maintained only at the locations identified in this
     Section 5.15.

     5.16 A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

     5.17 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.13 of this Agreement shall survive termination.

6. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

                                              FAMILY HOME HEALTH SERVICES INC.


                                              By: /s/ James Mitchell
                                                  ------------------------------

                                              Its:CFO